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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):    October 9, 1998
                                                     ---------------



                         FRONTLINE COMMUNICATIONS CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                       0-24223                 13-3950283
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
    of incorporation)                 File Number)           Identification No.)


           One Blue Hill Plaza, Pearl River, New York        10965
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            (Address of principal executive offices)       (Zip Code)



       Registrant's telephone number, including area code: (914)623-8553
                                                           -------------


                                 Not Applicable
--------------------------------------------------------------------------------
           Former name or former address, if changed since last report



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Item 2.  Acquisition of Assets.

Acquisition of WOWFactor, Inc.

                  On October 9, 1998, the Company acquired all of the issued and outstanding capital stock of WOWFactor, Inc. ("WOWFactor"), a New Jersey corporation engaged in the business of promoting e-commerce through its web sites primarily for womens' businesses. The Company issued to the stockholders of WOWFactor ten shares of newly created Series A Preferred Stock, which is convertible on July 15, 1999 into Common Stock with a market value of $1,000,000, subject to a maximum issuance of 250,000 shares. In addition, to the extent that the Company's Common Stock has a market value on July 15, 1999 of
(i) less than $3.00 per share or (ii) greater than $3.00 per share but less than $4.00 per share, the Company agreed to issue to the WOWFactor stockholders options to purchase up to an aggregate of 100,000 or 50,000 shares, respectively.

                  The Company also entered into a three-year employment agreement with Margaret M. McGillin pursuant to which Ms. McGillin agreed to serve as Vice President of Sales of the Company, and granted to the WOWFactor stockholders certain "piggyback" registration rights with respect to the shares issuable upon exercise of the Series A Preferred Stock.


Acquisition of Roxy Systems, Inc. d/b/a Magic Carpet

                  On October 9, 1998, the Company acquired substantially all of the assets used in the business of Roxy Systems, Inc. d/b/a Magic Carpet in consideration of $75,000 in cash and the assumption of approximately $61,000 of liabilities. Magic Carpet is an internet service provider with approximately 1,000 individual and business subscribers in Orange County, New York.

                  The source of the consideration paid in the foregoing transactions was authorized but unissued shares of Common Stock of the Company and cash on hand. The amount of consideration paid by the Company in connection with the transactions was determined by arm's-length negotiations.

                  The descriptions of the agreements discussed above are qualified in their entirety by reference to such agreements, which are attached as exhibits and are incorporated herein by reference.


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Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits.

         (a)      Financial Statements of the Business Acquired.

                  Audited financial statements relating to the acquisitions will be filed by amendment within 60 days of the date this Report was required to be filed.

         (b)      Pro Forma Financial Information and Exhibits.

                  Pro Forma financial information relating to the acquisitions will be filed by amendment within 60 days of the date this report was required to be filed.

         (c)      Exhibits

                  Exhibit 1 - Stock Purchase Agreement dated as of October 1, 1998 by and among the Company, WOWFactor, Inc. and the WOWFactor stockholders

                  Exhibit 2 - Form of Registration Rights Agreement among the Company and the WOWFactor stockholders

                  Exhibit 3 - Employment Agreement between the Company and Margaret McGillin

                  Exhibit 4 - Certificate of Designation of Series A Preferred Stock

                  Exhibit 5 - Asset Purchase Agreement dated as of October 9, 1998 by and between the Company and Roxy Systems, Inc. d/b/a Magic Carpet

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 13, 1998

                                              FRONTLINE COMMUNICATIONS CORP.



                                              By/s/ Stephen J. Cole-Hatchard
                                                --------------------------------
                                                Name: Stephen J. Cole-Hatchard
                                                Title: Chief Executive Officer


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